Exhibit 99.1

FOR IMMEDIATE RELEASE
HENRY SCHEIN ANIMAL HEALTH AND BUTLER ANIMAL HEALTH WILL
COMBINE TO FORM THE LEADING SUPPLIER TO U.S. COMPANION ANIMAL
VETERINARIANS
MELVILLE, New York and DUBLIN, Ohio — November 30, 2009 — Henry Schein, Inc. (NASDAQ: HSIC) and Butler Animal Health Supply today announced an agreement to form Butler Schein Animal Health, a new company that will combine Butler Animal Health Supply and Henry Schein’s U.S. animal health businesses. The new company will be 50.1%-owned by Henry Schein and 49.9%-owned by the owners of Butler Animal Health Supply, including Oak Hill Capital Partners and The Ashkin Family Group. Butler Schein Animal Health will be the leading U.S. companion animal health distribution company with combined revenues for the last 12 months of approximately $850 million on a U.S. GAAP (General Accepted Accounting Principles) basis.
     “Butler Schein Animal Health will begin operations with the largest veterinary sales and distribution footprint in the U.S., and the outstanding reputation and strong customer focus that are the hallmarks of Henry Schein and Butler Animal Health Supply,” said Henry Schein Chairman and Chief Executive Officer, Stanley M. Bergman. “Butler Schein Animal Health further complements our domestic operations as well as Henry Schein Animal Health International’s platform in Europe.”
     “The creation of Butler Schein Animal Health is great news for veterinarians nationwide,” said Butler Animal Health Supply Chairman, President and Chief Executive Officer, Kevin R. Vasquez. “We intend to offer our current and future customers the broadest selection of veterinary products and value-added services in the industry. In addition to the efficiency and convenience of ordering from one primary supplier for nearly all veterinary practice needs, our customers also can rely on us to continue providing the highest level of service.”
     With headquarters in Dublin, Ohio, Butler Schein Animal Health will be led by Mr. Vasquez as CEO and a team that will include senior animal health executives from Butler Animal Health Supply and Henry Schein’s U.S. animal health businesses. Senior sales and marketing leaders at Henry Schein will continue in senior roles at Butler Schein Animal Health.
     Approximately 900 Butler Schein Animal Health team members, including approximately 300 field sales and sales support members, will serve animal health customers in all 50 states. Butler Schein Animal Health will provide new opportunities for the combined businesses to share best practices and will benefit from operational synergies.
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     At closing, in addition to the contribution of its U.S. Animal Health businesses, Henry Schein will pay approximately $55 million in cash. As part of a recapitalization at closing, Butler Schein Animal Health will incur approximately $300 million in debt, which will be reflected on the consolidated balance sheet of Henry Schein. The owners of Butler will receive a total of approximately $155 million in cash from the transaction with Henry Schein and the recapitalization. In 2011, Oak Hill Capital Partners will have the option to begin selling its remaining interest to Henry Schein. The Ashkin Family Group has similar rights beginning five years after the closing.
     The transaction is expected to close at year-end (subject to the satisfaction of customary closing conditions) and is likely to be dilutive to Henry Schein’s earnings by $0.02 to $0.04 in 2010, primarily due to integration expenses. In 2011, the transaction is expected to be accretive to Henry Schein’s earnings by $0.02 to $0.04.
About the Henry Schein Animal Health Businesses
     Henry Schein’s U.S. Animal Health business includes Henry Schein’s telesales and field sales organizations as well as NLS, which was acquired in 2006. These operations serve more than 10,000 clinics and veterinary practices through a national network of distribution centers, and online through www.henryschein.com, www.nlsanimalhealth.com and www.MyVetDirect.com.
     As the leading animal health products distributor in Europe, Henry Schein Animal Health International serves more than 18,000 customers and has operations in Germany, Switzerland, the Czech Republic, the United Kingdom, Spain, France, Portugal and Austria. Henry Schein’s international animal health businesses will continue to be operated by Henry Schein and are not part of Butler Schein Animal Health. Henry Schein’s International Animal Health business had sales in the last 12 months of approximately $620 million.
About Butler Animal Health Supply
     Butler Animal Health Supply is the nation’s largest distributor of companion animal health supplies to veterinarians. Headquartered in Dublin, Ohio, the company has 16 distribution centers and seven telecenters. Butler Animal Health Supply serves over 25,000 veterinary clinics in all 50 states and distributes over 12,000 products from more than 445 vendors. The organization includes the industry’s largest and highest-ranked sales force of approximately 375 sales representatives, including 220 field sales representatives and 155 telesales representatives. Butler Animal Health Supply is a privately-owned company formed as the result of a business combination between The Butler Company and Burns Veterinary Supply. Butler Animal Health Supply owners include Oak Hill Capital Partners and The Ashkin Family Group. For more information, visit the Butler Animal Health Supply at www.accessbutler.com.
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About Henry Schein
     Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is recognized for its excellent customer service and highly competitive prices. The Company’s four business groups — Dental, Medical, International and Technology — serve more than 575,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items. Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
     Headquartered in Melville, N.Y., Henry Schein employs over 12,500 people and has operations or affiliates in 23 countries. The Company’s net sales reached a record $6.4 billion in 2008. For more information, visit the Henry Schein Web site at www.henryschein.com.
About Oak Hill Capital Partners
     Oak Hill Capital Partners is a private equity firm with more than $8.4 billion of committed capital from leading entrepreneurs, endowments, foundations, corporations, pension funds and global financial institutions. Robert M. Bass is the lead investor. Over a period of more than 23 years, the professionals at Oak Hill Capital Partners and its predecessors have invested in more than 60 significant private equity transactions. Oak Hill Capital Partners is one of several Oak Hill partnerships, each of which has a dedicated and independent management team. These Oak Hill partnerships comprise over $30 billion of investment capital across multiple asset classes. For more information about Oak Hill Capital Partners, visit www.oakhillcapital.com.
About The Ashkin Family Group
     The Ashkin Family Group is engaged in a wide variety of businesses across multiple industries. The Ashkin Family Group distributes veterinary and dental products; produces dental rotary instruments for the worldwide market from its manufacturing facility in the United Kingdom; owns and operates golf courses; and sells fly fishing equipment to the general public. The company serves its clients in the United States, Europe, the Middle East, and the Asia-Pacific. The Ashkin Family Group was founded in 1948 and is based in Jericho, New York.
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     In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: decreased customer demand and changes in vendor credit terms; disruptions in financial markets; general economic conditions; competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	For Henry Schein
Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

For Oak Hill Capital Partners
Mark Semer
Kekst and Company
(212) 521-4802
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